                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2

                         MARRIOTT INTERNATIONAL, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                   ($ in millions, except per share amounts)



                                                              Twelve weeks ended             Twenty-four weeks ended
                                                       --------------------------------  ------------------------------
                                                         June 20, 1997    June 14, 1996   June 20, 1997   June 14, 1996
                                                       ---------------   --------------  --------------  --------------
Computation of Primary Earnings Per Share
-----------------------------------------

Net Income..........................................   $            83   $           75  $          160  $          138
                                                       ===============   ==============  ==============  ==============
Shares -

Weighted average number of shares outstanding.......             126.7            127.7           126.5           127.1
Assumed distribution of shares reserved under
   employee stock purchase plan, less shares assumed
   purchased at a greater of average or ending
   market price.....................................                -                -               -              0.1
Assumed issuance of shares granted under employee
   stock option plan, less shares assumed
   purchased at average market price................               4.1              4.5             4.0             4.3
Assumed distribution of shares granted under
   deferred stock incentive plan, less shares assumed
   purchased at average market price................               3.1              3.2             3.1             3.2
                                                       ---------------   --------------  --------------  --------------
                                                                 133.9            135.4           133.6           134.7
                                                       ===============   ==============  ==============  ==============

Primary Earnings Per Share..........................   $           .62   $          .55  $         1.20  $         1.02
                                                       ===============   ==============  ==============  ==============

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2

                         MARRIOTT INTERNATIONAL, INC.
                 COMPUTATION OF EARNINGS PER SHARE (CONTINUED)
                   ($ in millions, except per share amounts)

                                                                  Twelve weeks ended               Twenty-four weeks ended
                                                         ---------------------------------    --------------------------------
                                                          June 20, 1997      June 14, 1996     June 20, 1997     June 14, 1996
                                                         --------------     --------------    --------------    --------------
Computation of Fully Diluted Earnings Per Share
-----------------------------------------------

Earnings-

Net Income.............................................  $           83     $           75    $          160    $          138
    After-tax interest expense on convertible
        subordinated debt..............................               2                  2                 4                 2
                                                         --------------     --------------    --------------    --------------
Net income for fully diluted earnings per share........  $           85     $           77    $          164    $          140
                                                         ==============     ==============    ==============    ==============

Shares -

Weighted average number of shares outstanding..........           126.7              127.7             126.5             127.1
Assumed distribution of shares reserved under
    employee stock purchase plan, less shares assumed
    purchased at a greater of average or ending market
    price..............................................              -                 0.1                -                0.1
Assumed issuance of shares granted under employee
    stock option plan, less shares assumed purchased at
    greater of average or ending market price..........             4.7                4.5               4.7               4.5
Assumed distribution of shares granted under deferred
    stock incentive plan, less shares assumed purchased
    at greater of average or ending market price.......             3.1                3.2               3.1               3.2
Assumed issuance of common shares upon conversion of
    convertible subordinated debt......................             4.7                4.7               4.7               2.4
                                                         --------------     --------------    --------------    --------------
                                                                  139.2              140.2             139.0             137.3
                                                         ==============     ==============    ==============    ==============

 Fully Diluted Earnings Per Share......................  $          .61     $          .55    $         1.18    $         1.02
                                                         ==============     ==============    ==============    ==============